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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Murphy Oil Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 2-82818, 2-86749, 2-86760, 333-27407, 333-43030 and 333-57806) on Form S-8 and
(Nos. 33-55161 and 333-84547) on Form S-3 of Murphy Oil Corporation of our report dated February 1, 2002, with respect to the consolidated balance sheets of Murphy Oil Corporation and Consolidated Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, annual report on Form 10-K of Murphy Oil Corporation.

Our report refers to a change in the method of accounting for derivative instruments and hedging activities.

KPMG LLP

Shreveport, Louisiana
March 22, 2002

                                 Ex. 23-1